EXHIBIT 99.1

PRESS RELEASE	Investor/Media Contact: Raj Denhoy 415 828-1044 rdenhoy@establishmentlabs.com
Establishment Labs Announces CEO Transition
▪Peter Caldini to become Interim CEO effective March 1, 2025
▪Establishment Labs also announces preliminary unaudited fourth quarter revenue in line with recent guidance

NEW YORK, NY, January 13, 2025 -- Establishment Labs Holdings Inc. (NASDAQ: ESTA), a global medical technology company dedicated to improving women’s health and wellness in breast aesthetics and reconstruction, announced today that after twenty years as Chief Executive Officer (CEO), Juan José Chacón-Quirós has decided to retire as CEO, effective March 1, 2025. Peter Caldini, currently President of Establishment Labs, will serve as Interim CEO after that date.
Mr. Chacón-Quirós will continue with Establishment Labs as both a board member and an active advisor to the Company, working with the plastic surgeon community to expand the breast aesthetics and reconstruction markets. He will continue to support the development and launch of next generation technologies and will continue as an industry advocate for keeping safety, innovation, and women’s choice at the forefront of the aesthetics industry.
On his decision to retire as CEO, Mr. Chacón-Quirós said, “Twenty years after founding Establishment Labs in my parents’ house, I feel privileged to have led a transformation in breast aesthetics and reconstruction by focusing on women’s health and wellbeing. Motiva is a testament to the power of science and engineering. We have significantly lowered implant-related complications and solved many of the legacy issues of our industry. Our team will continue to innovate so that we can grow the plastic surgery market by addressing women’s unmet needs with our pioneering minimally invasive technologies.”
“The Board thanks Juan Jose for his tireless work over the past two decades — he has had a major impact on women’s lives, the aesthetics industry, as well as Costa Rica and Central America — and we look forward to his continued contributions,” added Nick Lewin, Chairman of Establishment Labs. “With his deep operational, commercial, and financial capabilities, we are confident in Peter’s ability to lead Establishment Labs. As a company, we are very focused on continued innovation, becoming the market leader in the United States, and establishing minimally invasive breast aesthetics as a standard in the industry. We have the team and the balance sheet to achieve all these goals and more, and we look forward to strong growth and profits for many years.”
Peter Caldini joined Establishment Labs as President in 2024. Previously, he served as the Chief Executive Officer and Director of Acreage Holdings, Inc. from 2020 to 2023 and of Bespoke Capital Acquisition Corp from 2019 to 2020. From 2015 to 2019, Mr. Caldini worked at Pfizer Consumer Healthcare where he was the Regional President for North America and prior to that role, Regional President of EMEA. He worked at Bayer Consumer Healthcare from 2009 to 2014 where he held several roles of increasing responsibility, including Head of Emerging Markets, GM China, and Head of the Nutritionals Strategic Business Unit. Mr. Caldini received his undergraduate degree from Boston University, his MBA from Northeastern University, and a Master’s in International Economics and Management from SDA Bocconi.

Preliminary Unaudited Fourth Quarter and 2024 Revenue Results

Establishment Labs also announced preliminary unaudited results for fiscal year 2024:
•2024 revenue is expected to be between $166.0 million and $166.5 million.
•Revenue for the quarter ended December 31, 2024 is expected to be between $44.5 million and $45.0 million, including approximately $3.2 million from Motiva sales in the United States.

About Establishment Labs
Establishment Labs Holdings Inc. is a global medical device company dedicated to improving women’s health and wellness in breast aesthetics and reconstruction through the power of science, engineering, and technology. The Company offers a portfolio of solutions for breast health, breast aesthetics, and breast reconstruction in over 90 countries. With over four million Motiva ® devices delivered to plastic and reconstructive surgeons since 2010, the Company’s products have created a new standard for safety and patient satisfaction. The company’s minimally invasive platform consists of Mia Femtech®, a unique minimally invasive experience for breast harmonization, and Preservé™, a breast tissue preserving and minimally invasive technology for breast augmentation, revision augmentation and mastopexy augmentation. GEM® is a next generation minimally invasive system for gluteal ergonomic modeling currently undergoing an IRB approved pivotal study. The Motiva Flora ® tissue expander is used to improve outcomes in breast reconstruction following breast cancer and is the only regulatory-approved expander in the world with an integrated port using radio-frequency technology that is MRI conditional. Zensor™ is an RFID technology platform used to safely identify implantable devices from outside the body, and includes the company’s first biosensor Zenº™, currently part of an IRB approved pivotal study to measure core breast temperature. These solutions are supported by over 200 patents applications in 20 separate patent families worldwide and over 100 scientific and clinical studies and publications in peer reviewed journals. Establishment Labs manufactures at two facilities in Costa Rica compliant with all applicable regulatory standards under ISO13485:2024 and FDA 21 CFR 820. Please visit our website for additional information at www.establishmentlabs.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). You can find many (but not all) of these statements by looking for words such as “approximates,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “intends to,” “would,” “will,” “may” or other similar expressions in this press release. Any statements that refer to projections of our future financial or operating performance, anticipated trends in our business, our goals, strategies, focus and plans, including related product development and commercialization and regulatory approvals, and other characterizations of future events or circumstances, including statements expressing general optimism about future operating results, related to the company’s performance are forward-looking statements. We claim the protection of the safe harbor contained in the Private Securities Litigation Reform Act of 1995. We caution investors that any forward-looking statements presented in this report, or that we may make orally or in writing from time to time, are expressions of our beliefs and expectations based on currently available information at the time such statements are made. Such statements are based on assumptions, and the actual outcome will be affected by known and unknown risks, trends, uncertainties, and factors that are beyond our control. Although we believe that our assumptions are reasonable, we cannot guarantee future performance, and some will inevitably prove to be incorrect. As a result, our actual future results and the timing of events may differ from our expectations, and those differences may be material. Factors, among others, that could cause actual results and events to differ materially from those described in any forward-looking statements include risks and uncertainties relating to: our ability to successfully, timely and cost-effectively develop, seek and obtain regulatory clearance for and commercialize our product offerings; the rate of adoption of our products by healthcare providers or other customers; the success of our marketing initiatives; the safe and effective use of our products; our ability to protect our intellectual property; our future expansion plans and capital allocation; our ability to expand upon and/or secure sources of credit or capital; our ability to develop and maintain relationships with qualified suppliers to avoid a significant interruption in our supply chains; our ability to attract and retain key personnel; our ability to scale our operations to meet market demands; the effect on our business of existing and new regulatory requirements; and other economic and competitive factors. These and other factors that could cause or contribute to actual results differing materially from our expectations include, among others, those risks and uncertainties discussed in the company’s annual report on Form 10-K filed on March 4, 2024 and discussed in the company's quarterly report on Form 10-Q filed on November 12, 2024, which risks and uncertainties may be updated in the future in other filings made by the company with the Securities and Exchange Commission. The risks included in those documents are not exhaustive, and additional factors could adversely affect our business and financial performance. We operate in a very competitive and rapidly changing environment. New risk factors emerge from time to time, and it is not possible for us to predict all such risk factors, nor can we assess the impact of all such risk factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We are not undertaking any obligation to update any forward-looking statements. Accordingly, investors should use caution in relying on past forward-looking statements, which are based on known results and trends at the time they are made, to anticipate future results or trends.

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